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                                                                    EXHIBIT 99.1

                                     PROXY

                 GENESYS TELECOMMUNICATIONS LABORATORIES, INC.

               SPECIAL MEETING OF SHAREHOLDERS, JANUARY 21, 2000

This Proxy is Solicited on Behalf of the Board of Directors of Genesys Telecommunications Laboratories, Inc.

      The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Special Meeting of Shareholders to be held on January 21, 2000 and the proxy statement, and appoints Ori Sasson and Richard DeGolia, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Genesys Telecommunications Laboratories, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Shareholders of Genesys to be held at the Genesys' executive offices at 1155 Market Street, San Francisco, California, 94103 on January 21, 2000 at 11:00 AM, and any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

 SEE REVERSE                                                         SEE REVERSE
      SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE

[X]  PLEASE MARK VOTES AS
     IN THIS EXAMPLE.

     --------------------------------------------------------

To approve and adopt the Agreement and
Plan of Merger and Reorganization,
dated as of September 27, 1999, by and
among Genesys Telecommunications
Laboratories, Inc., Alcatel and Eden
Merger Corp., and the transactions
contemplated thereby, pursuant to
which Genesys will become a
wholly-owned subsidiary of Alcatel.

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FOR         AGAINST         ABSTAIN
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                                                        MARK HERE FOR ADDRESS CHANGE                      [ ]
                                                        AND NOTE AT LEFT
                                                                                                      ------------
                                                        Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee, or in other representative capacity sign name and title.
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